(DRAFT)

                                                                     EXHIBIT  14

                        CONSENT  OF  INDEPENDENT  AUDITORS

WE CONSENT TO THE FOLLOWING WITH RESPECT TO THE REGISTRATION STATEMENT OF CALVERT MUNICIPAL FUND ON FORM N-14 UNDER THE SECURITIES ACT OF 1933,
RELATIVE TO THE TRANSFER OF ALL THE ASSETS AND LIABILITIES OF CALVERT MARYLAND MUNICIPAL INTERMEDIATE FUND AND CALVERT VIRGINIA MUNICIPAL INTERMEDIATE FUND TO THE CALVERT NATIONAL MUNICIPAL INTERMEDIATE FUND IN EXCHANGE FOR SHARES OF THE CALVERT NATIONAL MUNICIPAL INTERMEDIATE FUND.

 1. THE INCORPORATION BY REFERENCE OF OUR REPORT DATED FEBRUARY 11, 2000, ON OUR AUDIT OF THE FINANCIAL STATEMENTS AND FINANCIAL HIGHLIGHTS OF CALVERT MARYLAND MUNICIPAL INTERMEDIATE FUND AND CALVERT VIRGINIA MUNICIPAL INTERMEDIATE FUND, WHICH REPORT IS INCLUDED IN THE ANNUAL REPORT TO SHAREHOLDERS FOR THE YEAR ENDED DECEMBER 31, 1999, IN THE STATEMENT OF ADDITIONAL INFORMATION DATED APRIL 30, 2000.

 2. THE INCORPORATION BY REFERENCE OF OUR REPORT DATED FEBRUARY 11, 2000, ON OUR AUDIT OF THE FINANCIAL STATEMENTS AND FINANCIAL HIGHLIGHTS OF
     THE CALVERT NATIONAL MUNICIPAL INTERMEDIATE FUND, WHICH REPORT IS INCLUDED IN THE ANNUAL REPORT TO SHAREHOLDERS FOR THE YEAR ENDED DECEMBER 31, 1999, IN THE STATEMENT OF ADDITIONAL INFORMATION DATED APRIL 30, 2000.

 3. THE REFERENCE TO OUR FIRM UNDER THE HEADING "INDEPENDENT ACCOUNTANTS AND CUSTODIANS" IN THE STATEMENTS OF ADDITIONAL INFORMATION DATED APRIL 30, 2000, OF THE CALVERT MARYLAND MUNICIPAL INTERMEDIATE FUND, CALVERT VIRGINIA MUNICIPAL INTERMEDIATE FUND AND THE CALVERT NATIONAL MUNICIPAL INTERMEDIATE FUND.

     PRICEWATERHOUSECOOPERS,  LLP

BALTIMORE,  MARYLAND
APRIL 25, 2000